Exhibit 99.4

INDEPENDENT AUDITORS’ REPORT

To the Board of Managers of

Cardinal Midstream, LLC

Dallas, Texas

We have audited the accompanying consolidated balance sheet of Cardinal Midstream, LLC and subsidiaries (the “Company”) as of December 31, 2011, and the related consolidated statement of operations, members’ interest, and cash flows for the year then ended. The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2011, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

April 26, 2012 (December 20, 2012 as to Notes 12 and 13)

CARDINAL MIDSTREAM, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

2011
REVENUES:
Product sales	$8,299,704
Service-based revenues	24,100,991
Related-party revenues	5,267,223

Total revenues	37,667,918

EXPENSES:
Operating and maintenance	10,603,944
General and administrative	4,242,388
Provision for doubtful accounts	148,985
Transaction expenses	18,947
Loss on asset disposition	1,633,745
Depreciation and amortization	14,756,427

Total operating costs and expenses	31,404,436

OPERATING INCOME	6,263,482

NONOPERATING INCOME	13,687

INTEREST EXPENSE	(3,117,454)

INCOME BEFORE TAXES	3,159,715

INCOME TAX EXPENSE	(1,045,786)

NET INCOME	2,113,929

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,376,006)

NET INCOME ATTRIBUTABLE TO CARDINAL MIDSTREAM, LLC	$3,489,935

See notes to consolidated financial statements.

CARDINAL MIDSTREAM, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2011

2011
ASSETS
Cash	$4,960,019
Trade accounts receivable — net of allowance for doubtful accounts of $148,985 in 2011	21,902,533
Related-party receivables	265,998
Other receivables	462,118
Prepaid expenses and other current assets	982,894

Current assets	28,573,562
PROPERTY, PLANT, AND EQUIPMENT — Net	227,667,019
GOODWILL	103,219,927
INTANGIBLE ASSETS — Net	67,677,583
OTHER ASSETS	2,788,151

TOTAL ASSETS	$429,926,242

LIABILITIES AND MEMBERS’ INTEREST
Trade accounts payable	$15,076,226
Related-party accounts payable	10,909,805
Current portion of long-term debt	6,650,000
Other accounts payable and accrued liabilities	11,207,751

Current liabilities	43,843,782

Long-term debt	65,850,000
Other long-term liabilities	1,213,227
Deferred income taxes — net	32,429,605
Deferred credits	197,317

Long-term liabilities	99,690,149

Total liabilities	143,533,931
COMMITMENTS AND CONTINGENCIES — Note 9
MEMBERS’ INTEREST	261,281,194
NONCONTROLLING INTEREST	25,111,117

TOTAL LIABILITIES, NONCONTROLLING INTEREST AND MEMBERS’ INTEREST	$429,926,242

See notes to consolidated financial statements.

CARDINAL MIDSTREAM, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF MEMBERS’ INTEREST

FOR THE YEAR ENDED DECEMBER 30, 2011

	Cardinal Midstream, LLC	Noncontrolling Interest	Total

BALANCE — January 1, 2011	$238,154,360	$26,227,123	$264,381,483
Contributions from members — net	19,636,899	560,000	20,196,899
Distributions to members		(300,000)	(300,000)
Net income (loss)	3,489,935	(1,376,006)	2,113,929

BALANCE — December 31, 2011	$261,281,194	$25,111,117	$286,392,311

See notes to consolidated financial statements.

CARDINAL MIDSTREAM, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2011

2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,113,929
Adjustments to net income:
Depreciation and amortization	15,310,840
Deferred tax assets and liabilities	646,458
Casualty loss	1,590,655
Changes in current assets and liabilities:
Accounts receivable — trade and other	(5,592,543)
Accounts receivable — related parties	(265,998)
Prepaid expenses and other current assets	(979,709)
Accounts payable — trade	1,361,215
Accounts payable — related parties	2,276,025
Other accounts payable and accrued liabilities	8,891,949

Net cash provided by operating activities	25,352,821

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(50,870,231)
Acquisition	(9,800,124)
Proceeds from sale leaseback	5,308,000
Insurance proceeds from casualty loss	500,000

Net cash used in investing activities	(54,862,355)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions from members — net	19,636,899
Contributions from noncontrolling interest	560,000
Distributions to noncontrolling interest	(300,000)
Revolver loan borrowing — net	6,000,000
Loan origination fees	(99,850)
Capital lease obligation payments	(307,332)
Financing of insurance premiums — net	113,836

Net cash provided by financing activities	25,603,553

NET DECREASE IN CASH	(3,905,981)

CASH BALANCE — Beginning of period	8,866,000

CASH BALANCE — End of period	$4,960,019

SUPPLEMENTAL DISCLOSURES:
Interest paid	$2,598,122

Taxes paid	$315,318

Capital expenditure payables (end-of-period accruals)	$9,091,656

Casualty loss insurance claim receivable	$400,000

Assets acquired under capital leases	$638,460

See notes to consolidated financial statements.

CARDINAL MIDSTREAM, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2011

13.	BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business — Cardinal Midstream, LLC and subsidiaries (the “Company”), a Delaware limited liability company, was formed and began operations on September 3, 2008. The Company’s business strategy is to build a natural gas midstream business focused on gathering, transportation, processing, and treating assets. The Company is owned by affiliates of EnCap Investments, L.P. and Cardinal Midstream Management, LLC (CMM).

Basis of Presentation — The accompanying consolidated financial statements include the assets, liabilities, and results of operations of the Company and its wholly owned and majority-owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company is funded through capital contributions from EnCap and CMM and through debt financing. All intercompany transactions have been eliminated upon consolidation. The Company consolidates its majority-owned subsidiary, Centrahoma Processing, LLC (“Centrahoma”), and has determined that it is not a variable interest entity. Subsequent events have been evaluated through April 26, 2012, the date these consolidated financial statements were originally issued, and updated through December 20, 2012, the date the consolidated financial statements were reissued.

Use of Estimates — The consolidated financial statements have been prepared in conformity with GAAP which necessarily include the use of estimates and assumptions about future events that may affect the reporting of assets and liabilities at the consolidated balance sheet dates and the reported amounts of revenue and expense, including fair value measurements. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more-current information.

Cash and Cash Equivalents — Cash and cash equivalents include temporary cash investments with original maturities of three months or less. For its wholly owned subsidiaries, the Company’s cash is centrally managed by Cardinal Midstream, LLC. A separate bank account is maintained for the purpose of managing the cash of Centrahoma in which the Company owns a 60 percent interest. The Company maintains its cash and cash equivalent balances with a major financial institution.

Trade Accounts Receivable — The Company records trade accounts receivable upon invoicing producers for services performed and upon settling the amounts of natural gas liquids (NGLs) delivered for fractionation. Invoices are normally rendered within thirty days following the end of the production month, and have terms requiring receipt of payment within 30 days of the invoice date. The Company has experienced minimal bad debt expense, and evaluates its receivables for collectability on a case-by-case basis.

Property, Plant, and Equipment — Property, plant, and equipment is recorded at historical cost of construction or, upon acquisition, the fair value of the assets acquired. Sales or retirements of assets, along with the related accumulated depreciation, are removed from the accounts. The Company assesses long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is assessed by comparing the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amounts exceed the fair value of the assets. During the year ended December 31, 2011, no impairments were recorded.

Asset Retirement Obligations — Accounting standards related to asset retirement obligations require the Company to evaluate whether any future asset retirement obligation existed as of December 31, 2011, and whether the expected retirement date of the related costs of retirement can be estimated. In the Company’s judgment, the timing and cost of any future asset retirement obligation cannot be determined as of December 31, 2011.

Goodwill — Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in a business combination. Goodwill is not amortized, but is tested for impairment annually based on the carrying values as of October 31, or more frequently if impairment indicators arise that suggest the carrying value of goodwill may not be recovered. Impairment occurs when the carrying amount of a reporting unit exceeds its fair value. At the time it is determined that an impairment has occurred, the carrying value of the goodwill is written down to its fair value. To estimate the fair value of the reporting units, the Company makes estimates and judgments about future cash flows, as well as revenues, cost of sales, operating expenses, capital expenditures and net working capital based on assumptions that are consistent with the Company’s most recent forecast. The Company did not record any impairment in 2011. An adjustment to the final purchase price allocation resulted in a decrease of $945,715 in goodwill, which was recognized as of the date of the acquisition. There was no adjustment to the statement of operations as a result of this purchase price allocation.

The changes in the carrying amount of goodwill for the year ended December 31, 2011 are as follows:

Total
Goodwill acquired on November 5, 2010	$104,165,642
Purchase price adjustments	(945,715)

Balance as of December 31, 2010	103,219,927
Impairment losses	—

Balance as of December 31, 2011	$103,219,927

Other Assets — The Company’s other assets include loan origination fees of $1,208,475, net of accumulated amortization, as of December 31, 2011 and NGL line pack of $1,540,402 as of December 31, 2011, representing a security deposit contained in a pipeline owned by a third-party provider of transportation services. During the term of the 10-year transportation contract, these volumes provide the fractionator a reserve which can be used in the event that operational disruptions result in the Company’s inability to deliver predicted volumes.

Revenue Recognition — The Company earns revenue from natural gas processing, treating and gathering services. Revenue associated with such services is recognized when the service is provided and collectability is reasonably assured.

The Company records revenues net, as an agent. The Company obtains access to unprocessed natural gas and provides services pursuant to fee-based contracts whereby the Company receives a fee based on the volume of natural gas processed. In addition, net proceeds from selling natural gas liquids are remitted back to gatherers/producers based on a contractual calculation of the liquids available for separation, as determined from an analysis of the raw natural gas received. To the extent that the Company’s plants produce a higher recovery of NGLs than required by the contract, the Company retains excess NGL volumes, the value of which is offset by the settlement of a residue gas imbalance with the producers. Because there can be differences in the price of NGLs and residue gas, the margin earned on excess NGLS volumes is not directly dependent on the value of these products.

Depreciation and Amortization — Depreciation of gas plants and gathering systems is recorded on a straight-line basis over estimated useful lives of 15 to 20 years. Furniture and equipment is recorded on a straight-line basis over estimated depreciable lives of 3 to 5 years. Leasehold improvements are depreciated on a straight-line basis over the shorter of the estimated useful life or lease term (generally 5 years). Estimated depreciable lives are based on management’s estimates of the assets’ economic useful lives. Intangible assets are amortized on a straight-line basis over an estimated economic life of 20 years. Loan origination fees are amortized using the effective interest method over the life of the associated credit facility.

Income Taxes — The Company is generally not subject to income taxes, except as discussed below, because its income is taxed directly to its members. The Company is subject to the gross margin tax assessed by the state of Texas. In November 2010, the Company acquired a wholly owned subsidiary that is subject to income tax and provides for deferred income taxes using the asset and liability method. Accordingly, deferred taxes are recorded for differences between the tax and book basis that will reverse in future periods. The Company uses a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. The Company has not recorded any uncertain tax positions meeting the more-likely-than-not criteria as of December 31, 2011.

Comprehensive Income — Consolidated comprehensive income is the same as consolidated net income.

Fair Value of Financial Instruments — The carrying amount of cash and cash equivalents, accounts receivable, and accounts payable approximates fair value due to their short-term maturities.

Accounting for Contingencies — The consolidated financial results of the Company may be affected by judgments and estimates related to loss contingencies. Accruals for loss contingencies are recorded when management determines that it is probable that an asset has been impaired or a liability has been incurred and that such economic loss can be reasonably estimated. Such determinations are subject to interpretations of current facts and circumstances, forecasts of future events and estimates of the financial impacts of such events. See Note 9 for a discussion of contingencies.

14.	ACQUISITIONS

On February 28, 2011, the Company acquired five treating plants in exchange for $9,800,124 cash and the assumption of $199,876 of customer deposit liabilities. The acquisition was funded by equity contributions. The plants have an aggregate of 520 gallons per minute (“GPM”) of amine treating capacity, of which 470 GPM of capacity was contracted to customers as of the acquisition date. The transaction was executed to add to the gas treating capacity and associated cash flows of the Company.

The following table sets forth the consideration paid for the business, the amount of expense related to completing the transaction, and the final allocation of the purchase price:

Consideration — cash	$9,800,124

Fair value of total consideration transferred	$9,800,124

Acquisition-related costs	$13,559

Recognized amounts of identifiable assets acquired and liabilities assumed:
Property, plant, and equipment	$10,000,000
Customer deposit liabilities	(199,876)

Total identifiable net assets	$9,800,124

15.	PROPERTY, PLANT, AND EQUIPMENT

The Company uses the straight-line method to depreciate property, plant and equipment over estimated useful lives of 6 to 20 years for gas plants; 16 to 20 years for pipeline and gathering assets; 3 to 20 years for compressors; and 2 to 35 years for general assets. Expenditures for installation, major additions, overhauls and improvements are capitalized to the extent that productive capacity is increased or the useful life of the asset is extended; while minor replacements, maintenance, and repairs are expensed as incurred. A gain or loss is recognized upon the sale or disposal of property and equipment. For the year ended December 31, 2011, depreciation expense for property, plant and equipment was $10,962,853.

Casualty Loss — On June 25, 2011, several components of the 100 gpm amine treating unit within the Atoka Plant were destroyed by fire. As a result of the fire, the Company derecognized gross property, plant and equipment of $3,036,257 and the associated accumulated depreciation of $545,602. The Company estimates casualty insurance proceeds of not less than $900,000 for this event. At December 31, 2011, $500,000 of the anticipated insurance proceeds had been received, and the remaining $400,000 is presented on the balance sheet as “Other receivables.” In addition to writing off the asset, the Company incurred $43,090 of expenses to remove the damaged equipment. The casualty loss of $1,633,745, which includes the write-off of the equipment and the removal expenses, net of estimated insurance proceeds, is reported on the face of the statement of operations as “(Gain) Loss on asset disposition.”

To replace the damaged unit, the Company installed a 50 gpm amine treating unit at a cost of $1,311,614, which is reflected in the balance sheet within Property, plant and equipment, net.

The amounts of property, plant and equipment by function as of December 31, 2011, are as follows:

2011
Gas plants	$118,736,531
Pipeline and gathering	52,578,202
Compression	26,749,007
Treating	17,922,525
General	3,766,682
Construction in progress	20,062,049

239,814,996
Less accumulated depreciation	(12,147,977)

Property, plant and equipment — net	$227,667,019

Sale Leaseback Transaction — In July 2011, the Company entered into a contract to sell four compressors for an aggregate amount of $5,308,000 and concurrently entered into five-year operating lease agreements for those units. There are no future commitments or obligations requiring any continuing involvement of the Company. The Company’s carrying value was equal to the sale price. Accordingly, no gain or loss was recorded on the sale-leaseback transaction.

16.	INTANGIBLE ASSETS

As of December 31, 2011, intangible assets consisted of contracts that are amortized on a straight-line basis over their estimated useful lives of 20 years, which is the period over which the assets are expected to contribute to the Company’s future cash flows. The gross carrying value of intangible assets together with the related amount of accumulated amortization as of December 31, 2011, is as follows:

Acquired Intangible Assets:

Year Ended
December 31,
2011
Amortized intangible assets
Contracts:
Gross carrying amount	$71,870,000
Accumulated amortization	(4,192,417)

Net carrying amount	$67,677,583

Aggregate amortization expense:
For the year ended December 31, 2011	$3,792,417

Estimated amortization expense:
For the year ended December 31, 2012	$3,593,500
For the year ended December 31, 2013	3,593,500
For the year ended December 31, 2014	3,593,500
For the year ended December 31, 2015	3,593,500
For the year ended December 31, 2016	3,593,500
Thereafter	49,710,083

17.	MEMBER INTEREST

EnCap and CMM have provided equity commitments to the Company of up to $280,000,000, pursuant to a unit purchase agreement (the “Unit Purchase Agreement”), which defines a limited commitment period. The Unit Purchase Agreement was amended in 2010, extending the commitment period to November 30, 2012.

Class A and Class B member interest holders participate in distributions based upon ownership percentages up to certain specified levels. In addition, contemporaneously with its investment, CMM received Class C member interests which participate in distributions upon reaching certain specified targets. Class C member interests are accounted for as compensatory arrangements. The grant date fair value of these awards was determined to be immaterial, considering the remote likelihood of actually vesting.

The limited liability company agreement of Cardinal Midstream, LLC provides that no member or any officer, director, manager, or partner of such member, solely by reason of being a member, shall be liable for the debts, obligations, or liabilities of the Company, including under a judgment decree or order of a court.

18.	LONG-TERM DEBT

Credit Facility — On November 5, 2010, the Company entered into a credit agreement with a syndicate of commercial banks that permits the Company’s subsidiaries (other than Centrahoma) to borrow at any time through November 5, 2014 up to $90,000,000 at the London InterBank Offered Rate (LIBOR) or an alternate base rate (ABR) plus an applicable margin which varies depending on the Company’s leverage ratio. The ABR is defined as the greater of the prime rate or the federal funds effective rate plus 0.5 percent. For LIBOR loans, the applicable margin ranges from 2.5 percent to 3.5 percent. For ABR loans, the applicable margin ranges from 1.5 percent to 2.5 percent. As of December 31, 2011, the Company pays either LIBOR plus 3.25 percent or ABR plus 2.25 percent. The Company must pay a commitment fee at the end of each calendar quarter equal to 0.50 percent of the unused portion of the commitments.

The commitments provide for $66,500,000 of term loans and $23,500,000 of revolving loans. The Company may issue up to $10,000,000 in letters of credit against the revolving loan commitments. Subject to certain conditions, the Company may elect to increase the revolving commitments to $73,500,000.

Substantially all of the Company’s property is pledged as collateral to secure its borrowings against the credit agreement. Further, the terms of the credit agreement require the Company to maintain its fixed-charge coverage and total leverage ratios at certain levels; limit the amount of unsecured debt that the Company may incur; restrict payments to equity holders; limit the sale of assets, including sale leaseback transactions; and impose other customary restrictions.

In November 2010, the Company borrowed $66,500,000, the full amount of the term commitments, to fund the acquisition of ARMC and the Centrahoma interest and to provide for general corporate purposes. For the twelve months ended December 31, 2011, the Company paid an effective annual interest rate of 4.40 percent, including the amortization of loan origination fees, commitment fees, interest on borrowings, and letter of credit fees.

Obligations in the form of borrowings under the credit agreement as of December 31, 2011 are as follows:

2011
Term loans	$66,500,000
Revolving loans	6,000,000

Total	72,500,000

Less current portion	(6,650,000)

Long-term debt	$65,850,000

Availability under credit agreement:
Total facility limit	$90,000,000
Term loans outstanding	(66,500,000)
Revolving loans outstanding	(6,000,000)
Letters of credit outstanding	(150,000)

Total available [1]	$17,350,000

[1]	The entire amount available relates to the revolving loan portion of the credit facility.

Debt maturities as of December 31, 2011 through the maturity date of the credit agreement are as follows:

For the Years Ending December 31,	Amount
2012	$6,650,000
2013	9,975,000
2014	55,875,000

$72,500,000

The term loan principal payments are due in the amount of $1,662,500 per quarter in 2012, and $2,493,750 per quarter thereafter until the final maturity date of the credit agreement. Revolver loans are established for periods of one to three months. All unpaid principal amounts, whether term loans or revolver loans, are due in full on November 5, 2014.

Capital Lease Obligations — Upon the acquisition of ARMC and the Centrahoma interest, the Company assumed a capital lease obligation related to compression equipment in which the lessor has a purchase money security interest. The Company may exercise an early buyout option at any time through the expiration date of November 20, 2015. An interest rate of 5.85 percent applies to the lease. See Note 9 for additional disclosures related to this lease.

In connection with its field operations, the Company has acquired a fleet of trucks through capital leases, in which the lessor has a purchase money security interest. A $1 bargain purchase effects a transfer of ownership at the end of each four year lease. An interest rate of 6.25 percent applies to the master lease agreement (see Note 9).

19.	CONCENTRATION RISK

The Company’s business profile currently includes concentration risks including concentrations in volume of business transacted with particular customers, suppliers, and equity sponsors; concentrations in revenue from particular products or services; and concentrations in the market or geographic area of operations.

Downstream Sales Concentration — Centrahoma sells all of its NGL product to a single third-party gatherer and purchaser that also provides transportation and fractionation services to convert a blended stream of NGL product into marketable products including ethane, propane, isobutane, normal butane and natural gasoline.

Supplier Concentration — The Company performs gathering and processing services for a limited number of gas producers. Approximately one half of the volume of gas processed is supplied by MarkWest Energy Partners, LP (MarkWest), the owner of the 40 percent interest in Centrahoma. In 2011, another third-party supplier delivered 16 percent of the volume of gas processed.

Product Revenue and Geographic Concentration —The Company earned 90 and 86 percent of its revenues from natural gas gathering and processing activities performed in the Arkoma Woodford Shale area of Oklahoma, with the remaining 10 and 14 percent earned by providing treating services in Texas and Louisiana in 2011.

20.	RELATED-PARTY TRANSACTIONS

The Company is required to pay a 2 percent placement fee for a majority of the capital contributions made by EnCap. During the year ended December 31, 2011, the Company paid EnCap an aggregate of $363,102, as placement fees which have been recorded as a reduction to member interest. As of December 31, 2011, the Company had an account payable to Flatrock Energy Advisors, LLC in the amount of $16,454 related to subscription fees for computer software.

The Company consolidates the results of Centrahoma due to its ownership of a 60 percent controlling financial interest. MarkWest owns the noncontrolling 40 percent interest in Centrahoma. The Company processes gas for MarkWest, remitting the proceeds received from the sale of NGLs, net of processing fees. Accounts payable in the amount of $10,893,351 existed related to amounts owed to MarkWest pursuant to the monthly settlement of gas processing activities as of December 31, 2011. For the year ended December 31, 2011, the Company earned gas processing fees of $5,267,223 from MarkWest.

The Company subleases a portion of its office space and shares certain office expenses with Centergy Advisors, LLC, which is owned by a relative of a member of management. The sublease and expense sharing is based on the proportionate share of lease expense for the Company and is on a month-to-month basis with a 60-day termination notice. The Company received $7,079 from Centergy Advisors, LLC as sublease income during the year ended December 31, 2011. Such amount has been recorded as a reduction to rent expense.

21.	COMMITMENTS AND CONTINGENCIES

Contractual Commitments — Under operating leases, the Company is committed to make cash payments for compressors through January 2017 and for office space through October 2016. In addition, the Company is committed to make cash payments for compression equipment and vehicles under capital leases. The following table is a schedule of future minimum lease payments for the leases that had initial or remaining noncancelable lease terms in excess of one year as of December 31, 2011.

For the Years Ending December 31,	Operating Leases	Capital Leases
2012	$2,958,007	$361,736
2013	2,963,239	361,736
2014	2,960,061	361,736
2015	2,965,293	467,072
2016	2,927,080
Thereafter	33,000

Total future minimum lease payments	$14,806,680	1,552,280

Net minimum lease payments		1,552,280

Less amount representing interest		(186,299)

Present value of net minimum lease payments		$1,365,981

Less current portion reflected as current liability		$299,662

Long-term capital lease obligation		$1,066,319

In connection with the startup of its Tupelo gas processing plant in November 2011, the Company entered into operating leases with a single provider for compression equipment. During the year ended December 31, 2011, total operating lease expense was $300,195, representing less than two months of operations. Lease payments for the compressors include fluids and ad valorem taxes. Accordingly, contingent rentals are not expected to be material under these lease agreements.

Net rental expense for the building space was $171,643 for the year ended December 31, 2011. A portion of the office space is subleased to third parties, which provided a reduction in net rent expense of $14,454 in 2011 (of which $7,079 was from a related party in 2011). In addition, the Company recognized $33,412 for the year ended December 31, 2011, of amortization of deferred rent as an increase in rent expense.

The compressors associated with the capital lease are included within property, plant, and equipment on the consolidated balance sheets with a carrying value of $1,239,248, net of accumulated amortization as of December 31, 2011. The leased compressor units are covered by the Company’s property and casualty insurance and are operated by the Company’s employees. Accordingly, there are no contingent rental fees associated with this lease. The lease agreement provides the Company an option to purchase the compressors at a price expected to approximate fair value given the expected economic life of the assets at the inception of the lease.

In 2011, the Company procured vehicles under capital leases, which are included within property, plant, and equipment on the consolidated balance sheets with a carrying value of $518,297, net of accumulated amortization as of December 31, 2011. A bargain purchase price in the amount of $1 per tranche will be paid at the end of each four-year lease. The Company bears the responsibility for direct payment of all taxes and insurance for these vehicles. Accordingly, there are no contingent fees associated with these leases.

In March 2011, the Company issued a $150,000 letter of credit in lieu of a cash deposit in favor of an electric service provider. The letter of credit is expected to remain outstanding indefinitely.

Legal Proceedings — The Company is not involved in any lawsuits or administrative proceedings.

22.	INCOME TAXES

The components of the federal and state income tax expense (benefit) of the taxable subsidiary for the year ended December 31, 2011 consists of the following:

2011
Current expense:
Federal	$397,910
State	1,417

Total current expense	399,327

Deferred expense (benefit):
Federal	579,937
State	66,522

Total deferred expense (benefit)	646,459

Total income tax expense (benefit)	$1,045,786

The components of net deferred tax liabilities for the year ended December 31, 2011 consist of the following:

2011
Deferred tax assets — net operating loss tax carryforwards	$8,399,972
Deferred tax liabilities — excess of tax over book depreciation	40,829,577

Net deferred tax liabilities	$32,429,605

All of the net operating loss carryforwards will expire between 2028 and 2031.

The Company’s U.S. federal income tax returns for the years 2008 through 2010 remain open for examination. State income tax returns are generally subject to examination for a period of three to five years after filing the respective returns. Penalties and interest are included in tax expense.

23.	OTHER INCOME

Other income for the year ended December 31, 2011 is as follows:

2011
Other income — interest income	$13,687

24.	SUBSEQUENT EVENTS

On February 29, 2012, the Company sold and assigned a contract under which it had committed to purchase a gas processing plant to an entity commonly controlled by EnCap/Flatrock. The Company received a payment of $8,075,000 from the buyer and had made payments to the vendor totaling $6,075,000. The transaction will be accounted for as the sale of an asset. On April 16, 2012 the company entered into a new contract to purchase a gas processing plant at a total cost of $14,500,000. The anticipated delivery date of the plant is July 2013.

On September 5, 2012, the Company and MarkWest amended the Centrahoma Processing LLC Ownership and Operating Agreement. The key elements of this transaction include:

•	The new gas processing plant (the “Stonewall Plant”) will be constructed, owned, and operated within Centrahoma;

•	Cardinal will contribute $5,100,000 to MarkWest upon the completion of a new gathering line that will bring gas into the Centrahoma processing hub;

•	MarkWest’s gas production dedication to Centrahoma was expanded to include Pittsburg County, Oklahoma.

On November 28, 2012, the Company amended its credit agreement, increasing the revolving loan capacity by $50,000,000 and obtaining approval to assign a contract for a gas processing plant to Centrahoma Processing LLC.

On November 30, 2012, Cardinal and Atlas Pipeline Partners, L.P. (“Atlas”) executed a securities purchase agreement whereby Atlas would acquire substantially all of Cardinal’s operating assets for $600,000,000 of cash consideration and normal adjustments. The transaction is expected to close in December 2012.

25.	CORRECTION OF RELATED-PARTY REVENUE CLASSIFICATION

The Company’s previously issued consolidated financial statements reflected revenues from related parties of $8,604,284 for the year ended December 31, 2011. It was subsequently determined that a portion of the revenues were incorrectly characterized as related-party revenues. The consolidated statement of operations for the year ended December 31, 2011, and Note 8 have been corrected. The following table shows the Company’s revenues immediately prior to and subsequent to the correction:

	For the Year Ended December 31, 2011
	As Previously Reported	As Corrected
Revenues:
Product sales	$10,234,860	$8,299,704
Service-based revenues	18,828,774	24,100,991
Related-party revenues	8,604,284	5,267,223

Total revenues	$37,667,918	$37,667,918

The correction had no effect on total revenues, operating income, or cash flows for the year ended December 31, 2011.

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